                                                                      EXHIBIT 21
                           Subsidiaries of Registrant


Name                                                        State or
----                                                        Jurisdiction of
                                                            Incorporation or
                                                            Organization
                                                            ----------------
Comerica Investment Services, Inc.                          Michigan
Comerica Capital Markets Corporation                        Michigan
Comerica Insurance Services, Inc.                           Michigan
Comerica Insurance Group, Inc.                              Michigan
Comerica Securities, Inc.                                   Michigan
Wilson, Kemp & Associates, Inc.                             Michigan
WAM Holdings, Inc.                                          Delaware
Comerica AutoLease, Inc.                                    Michigan
VRB Corp.                                                   Michigan
Comerica International Corporation                          U.S.
Comerica International (Canada), Limited                    Ontario, Canada
Comerica International (Canada) Properties, Limited         Ontario, Canada
Comerica Trust Company of Bermuda, Ltd.                     Bermuda
Comerica Holdings Incorporated                              Delaware
CMT Holdings, Inc.                                          Texas
Comerica Merchant Services, Inc.                            Delaware
Interstate Select Insurance Services, Inc.                  California
Comerica Acceptance Corporation                             Michigan
Comerica Assurance Ltd                                      Bermuda
Comerica Corporate Services Incorporated                    Michigan
Comerica Insurance Company                                  Arizona
Comerica Properties Corporation                             Michigan
Professional Life Underwriters Services, Inc.               Michigan
Comerica Trade Services Limited                             Hong Kong
Comerica Leasing Corporation                                Michigan
Comerica Management Co., Inc.                               Michigan
Munder UK, LLC                                              Delaware
Comerica Networking, Inc.                                   Michigan
Comerica England Branch                                     England
Viyella Finance                                             Bermuda
Comerica London Branch                                      England
Comerica UK Branch                                          England
Comerica West Incorporated                                  Delaware
Comerica Bank-Mexico, S.A.                                  Michigan
ComericaBank-California                                     California
Comerica Bank-Texas                                         Texas
Comerica Bank & Trust, F.S.B.                               Florida
Comerica Bank-Midwest, N.A.                                 Ohio
Comerica Bank-Ann Arbor, N.A.                               Michigan
Comerica Bank-Canada                                        Canada